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                                                                  EXHIBIT 10.4.4


                  FOURTH AMENDMENT TO NETOBJECTS LICENSE AGREEMENT
                              Agreement Number: L97063

     Fourth amendment, dated April 27, 1998 (the "Amendment) to the NetObjects License Agreement, dated March 18, 1997, including all amendments thereto (the "Agreement"), between NetObjects Corporation with an address at 602 Galveston Drive, Redwood City, California 94063 ("NETOBJECTS") and International Business Machines Corporation with an address at Route 100, Somers, New York 10589 ("IBM"). All references herein to "LOTUS" shall mean Lotus Development Corporation, an IBM subsidiary, with an address at 55 Cambridge Parkway, Cambridge, Massachusetts 02142. All capitalized terms and definitions used in this Amendment and not otherwise defined herein shall have the meanings given them in the Agreement.

     In consideration of the covenants and agreements contained herein, the parties hereto agree to amend the Agreement as follows:

1.  The following definition is hereby added to the Agreement as Section 1.15:

     "Average Selling Price" or "ASP" is the average amount of net revenue that IBM and LOTUS are able to recognize for the standalone license of the Licensed Work over the course of a calendar quarter."

2.  The following definition is hereby added to the Agreement as Section 1.16:

     "Maintenance" is the right, at IBM'S or LOTUS'S option, to receive, install and use commercially-available upgrades to the Licensed Work. Maintenance is sold on an annual basis."

3. The first paragraph of Exhibit A is hereby deleted in its entirety and replaced with the following:

     "Object Code Licensed Work: NETOBJECTS Fusion ("Fusion"), NETOBJECTS TeamFusion ("TeamFusion"), NETOBJECTS ScriptBuilder ("ScriptBuilder") and all future updates, versions, successor products and derivative works of each of the foregoing products."

4. The Royalty Rate table in Exhibit B, Section 3.2 is hereby deleted in its entirety and replaced with the following:

     "The Hard Bundle Royalty Rate is [***]% of ASP of the Licensed Work."

5. The Royalty Rate table in Exhibit B, Section 3.3 is hereby deleted in its entirety and replaced with the following:

*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

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     "The Soft Bundle Royalty Rate is [***]% of ASP of the Licensed Work."

6. Section 3.4 of Exhibit B is hereby deleted in its entirety and replaced with the following:

     "A. "The Royalty Rate for Licensed Works that are not Bundled with any hardware or software, and for which NETOBJECTS provides level 3 support ("N.O. Package") is [***]% of ASP for the Licensed Work. NETOBJECTS shall include with each N.O. Package sufficient information to inform end users of IBM'S contact information for Level 1 and Level 2 support, and IBM shall provide Level 1 and Level 2 support for the N.O. Package.

     B. The Royalty Rate for Volume N.O. Packages may be renegotiated, at LOTUS'S and/or IBM'S option, three months after the date of execution of this Amendment and thereafter whenever the pricing structure of either the Licensed Work or LOTUS'S and/or IBM'S volume sales program is adjusted."

     C. The Royalty Rate for Maintenance of the Licensed Work is [***]% of the applicable Royalty Rate for such Licensed Work."

7. Section 3.5 of Exhibit B is hereby deleted in its entirety and replaced with the following:

     "A. IBM, LOTUS and NETOBJECTS agree to negotiate, in good faith, separate royalty arrangements for special (e.g., OEM) or promotional bundles.

     B. In the event that IBM or LOTUS desire to materially discount the price of the Licensed Work, IBM/LOTUS shall involve NETOBJECTS in IBM/LOTUS'S applicable 'Pricing Exception Process' and the parties agree to promptly negotiate in good faith an appropriate reduction in the applicable Royalty Rate."

8. Section 3.7 of Exhibit B is hereby deleted in its entirety and replaced with the following:

     "SECTION 3.7   INTERNAL USE LICENSES.

     3.7.1     "Internal Copies" shall have the following meaning:

     * for IBM, copies of the Licensed Works which are provided to Employees of IBM and IBM Subsidiaries, as well as agents and contractors working for and on behalf of IBM or an IBM Subsidiary, where such copies are intended for use by such persons to perform productive work on behalf of IBM or any IBM Subsidiary, and not for resale; and

     * for NETOBJECTS, copies of LOTUS SmartSuite, LOTUS Domino and LOTUS Notes which are provided to Employees of NETOBJECTS, as well as agents and contractors working for and on behalf of NETOBJECTS, where such copies are

*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

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          intended for use by such persons to perform productive work on behalf of NETOBJECTS, and not for resale. NETOBJECTS agrees to use all such Internal Copies in accordance with the LOTUS Software Agreement governing the use of such LOTUS products.

     3.7.2     In lieu of the Royalty Rates set forth in Sections 3.1 through
     3.5 of this Exhibit B, IBM has paid NETOBJECTS a one time fee of [***] dollars ($[***].00) for all Internal Copies of NETOBJECTS Fusion 2.0 and all upgrades thereto which are made available by NETOBJECTS through April 30, 1998. After April 30, 1998, at IBM'S option, and subject to the most favored customer pricing terms contained in Section 5.5 of the Agreement, IBM may elect 1) to pay for individual Internal Copy upgrades at the per copy Royalty Rates set forth in Sections 3.1 though 3.5 of this Agreement, or 2) to pay [***]% of the Internal License Fee, per annum, for upgrades for all of the Internal Copies.

     3.7.3 IBM has agreed, during the Term of this Agreement, to provide to NETOBJECTS Internal Copies of LOTUS SmartSuite, LOTUS Domino and LOTUS Notes in exchange for NetObject's agreement, during the Term of this Agreement, to provide to IBM Internal Copies of TeamFusion and Scriptbuilder. The Internal Copies for the products set forth in this
     Section 3.7.3 include all Enhancements and Error Corrections thereto made commercially available during the term of this Agreement. Support for the LOTUS/IBM products set forth in this Section 3.7.3 is NOT included, and may be separately acquired (for a fee) by NETOBJECTS. Either party may terminate the license to these Internal Copies as follows: i) within thirty days following notice of material breach given to licensee, provided that such breach has not been cured within such thirty day period, or ii) for convenience upon no less than ninety (90) days' prior written notice; provided, however, that such termination shall apply solely to the deployment of: i) new copies of the Internal Copies, and ii) any Enhancements and/or Error Corrections to the Internal Copies.


9. Modify Section 5.0 of Exhibit B as follows: Delete the first paragraph in its entirety, and delete and replace the first sentence of the second paragraph with the following:

     "During the period commencing with the Effective Time, and ending 12/31/98 (the "Initial Period"), IBM shall make the following nonrefundable payments which shall be creditable against royalties and payments which become due pursuant to this Agreement."


10. All changes to Royalty Rates made in this Amendment shall be deemed effective as of September 1, 1997 and shall apply to all sales of the Licensed Works made since that date.

*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment Rule 406.

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     The Agreement remains in full force and effect in accordance with its terms, except as such terms have been expressly modified by this Amendment. In the event of any conflict between the terms of this Amendment and the terms of
the Agreement, this Amendment shall control.   This Amendment constitutes the
entire understanding of the parties with respect to its subject matter and merges and supersedes all prior communications, understandings and agreements between the parties concerning the subject matter hereof. This Agreement shall not be modified except by a writing subsequently dated, signed on behalf of each party by a duly authorized representative.

     Executed by the authorized representatives of the parties as of the date first set forth above.

NETOBJECTS, INC.                        INTERNATIONAL BUSINESS MACHINES
                                        CORPORATION

By:  /s/ Michael J. Shannahan           By:
   ------------------------------          ------------------------------

Name: Michael J. Shannahan              Name:
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Title: VP & CFO                         Title:
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Date:  4/27/98                          Date:
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